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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

Advanced Micro Electronics AS                    Norway

Aristo Medical Products, Inc.                    California

Corrigan Canada Ltd.                             Canada

Ferson Optics, Inc.                              California

Metorex Security Products, Inc.                  California

Metorex Security Products OY                     Finland

Opto Sensors (Singapore) Pte. Ltd.               Singapore

Opto Sensors (Malaysia) Sdn. Bhd.                Malaysia

Opto Sensors - FSC, Inc.                         U.S. Virgin Islands

OSI Electronics, Inc.                            California

OSI Fibercomm, Inc.                              California

OSI Medical, Inc.                                Florida

Osteometer MediTech A/S                          Denmark

Osteometer MediTech USA                          California

Rapiscan Asia Pte Ltd.                           Singapore

Rapiscan Consortium (M) Sdn. Bhd.                Malaysia

RapiTec, Inc.                                    California

Rapiscan Security Products Limited               United Kingdom

Rapiscan Security Products (U.S.A.), Inc.        California

Silicon Microstructures, Inc.                    California

UDT Sensors, Inc.                                California